                       SEVERANCE AND CONSULTING AGREEMENT
                              AND COMPLETE RELEASE

     This Severance and Consulting Agreement and Complete Release ("Agreement") is entered into between Mannatech, Incorporated ("Mannatech") and Ronald E. Kozak ("Kozak").

     WHEREAS, Kozak has been employed by Mannatech as Chief Executive Officer;
and

     WHEREAS, effective May 1, 1997, Kozak's employment and Employment Agreement with Mannatech were terminated by mutual agreement of both parties; and

     WHEREAS, Kozak's expertise and knowledge relating to various ongoing matters involving Mannatech or third parties remain valuable to Mannatech; and

     WHEREAS, Kozak and Mannatech desire to continue their mutually beneficial business relationship; and

     WHEREAS, as an employee and officer of Mannatech, Kozak has had access to trade secret, confidential and proprietary information belonging to Mannatech or third parties, which information constitutes valuable property and other interests of Mannatech in need of protection; and

     WHEREAS, Kozak and Mannatech desire to resolve completely and forever all claims and differences between them.

     NOW, THEREFORE, in consideration of the mutual promises set forth below, Kozak and Mannatech agree as follows:

     1. KOZAK TO RESIGN. Kozak hereby resigns all officer and employee positions with Mannatech. Upon signing this Agreement, and provided that Kozak does not later revoke this Agreement in accordance with paragraph 12 below, Mannatech's corporate and personnel records will reflect that Kozak voluntarily resigned. Kozak represents that he has returned to Mannatech all property, without limitation, belonging to Mannatech.

     2. PAYMENTS BY MANNATECH. Mannatech agrees that if Kozak does not revoke this Agreement in accordance with paragraph 12 below, and provided Kozak does not violate any of his promises set forth in paragraphs 11 and 12 of his Employment Agreement (which paragraphs survive termination of the Employment Agreement), Mannatech will:

     (a) pay to Kozak a consulting fee at the rate of twenty-five thousand dollars ($25,000.00) per month for a period of one (1) year from May 1, 1997, payable in monthly installments, less federal withholding taxes and other deductions required by law, if any. Mannatech will send Kozak a Form 1099 for each year in which payments are made;

     (b) immediately convey and deliver to Kozak that certain 1996 Lexus L5400 automobile, vehicle identification number JT8BH22F2T0056429, which Mannatech has previously made available for Kozak's use, including, in recordable form, the Texas Certificate of Title on said automobile; and

     (c) grant to Kozak an option to purchase 200,000 shares of common stock issued and outstanding in accordance with the terms of that certain Stock Option Agreement set forth in Exhibit "A" hereto. (Kozak is aware that Mannatech contemplates an initial public offering of its securities within the next twelve
(12) months.)

     Kozak understands and agrees that the above amounts are in excess of what he is otherwise entitled to receive as a terminated employee of Mannatech, and that, except for any payments he may be entitled to receive as a terminated employee under Mannatech's 401(k) plan, he will receive no further or other salary, benefits, commissions, bonuses (including contributions to or distributions from the Bonus Volume Limited Partnership described in Paragraph 4 of Kozak's Employment Agreement), accrued but unused vacation, expense reimbursement or similar payments from Mannatech.

     3. CONTINUED CONSULTING RESPONSIBILITIES. Kozak agrees and covenants that he will provide reasonable consulting services to Mannatech with respect to ongoing matters involving subjects for which he was responsible, in whole or in part, during his employment with Mannatech, for a period of one (1) year from May 1, 1997. Such consulting services will be provided by Kozak in good faith on an as needed basis. In connection with any consulting services to be performed, Kozak shall not be required to travel more than a 50 mile radius of his then residence at his own expense (the "Consulting Distance"). In the event that Mannatech should request Kozak to travel beyond the Consulting Distance, Mannatech shall reimburse Kozak the reasonable and actual out-of-pocket costs of such travel including, but not limited to, hotel, air fair, taxi/car rental, meals, and other reasonable per diem expenses.

     4. NO FUTURE EMPLOYMENT. Kozak agrees that he will not seek or demand employment with Mannatech or any of its related companies or successors at any time in the future.

     5. COMPLETE RELEASE BY KOZAK. As a material inducement to Mannatech to enter into this Agreement, Kozak hereby irrevocably and unconditionally releases, acquits, and forever discharges Mannatech, as well as each of its owners, stockholders, predecessors, trustees, successors, holding companies, assigns, agents, directors, officers, employees, representatives, plan administrator(s), attorneys, parent companies, divisions, subsidiaries, affiliates, (and any agents, directors, officers, employees, representatives, and attorneys of such parent companies, divisions, subsidiaries and affiliates), past or present, in both their representative and individual capacities, and all persons acting by, through, under or in concert with any of them (collectively referred to as the "Mannatech Releasees"), from any and all claims, causes of action or demands, of any nature whatsoever, known or unknown, suspected or unsuspected, including any claims or demands for costs, expenses or attorney's fees. This includes a release of any rights or claims Kozak may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Americans With Disabilities Act, which prohibits discrimination in employment based on a disability; the Employee Retirement Income Security Act; the Texas Payday Law; the Texas Workers' Compensation Act; the Texas Commission on Human Rights Act; and any other federal, state or local law or regulation. This also includes a release of any claims for wrongful discharge, breach of express or implied contract, breach of express or implied covenant of good faith and fair dealing, and any tort claims, including any claim of negligence or gross negligence on the part of Mannatech or any of the Mannatech Releasees. This release does not include, however, a release of Kozak's rights, if any, under Mannatech's 401(k) plan. Moreover, this release does not waive, release, include, or apply to any and all rights and/or claims which may arise and/or accrue after the date Kozak signs this agreement, including but not limited to, claims for a breach of this agreement by Mannatech.

     6. COMPLETE RELEASE BY MANNATECH. As a material inducement to Kozak to enter into this Agreement, Mannatech hereby irrevocably and unconditionally releases, acquits, and forever discharges Kozak, as well as each of his heirs, administrators, trustees, representatives, agents, attorneys, executors, successors and assigns, from any and all claims, causes of action or demands, of any nature whatsoever, known or unknown, suspected or unsuspected, including any claims or demands for costs, expenses or attorney's fees. Moreover, this release does not waive, release, include, or apply to any and all rights and/or claims which may arise and/or accrue after the date Mannatech signs this agreement, including but not limited to, claims for a breach of this agreement by Kozak.

     7. NO FUTURE LAWSUITS. Kozak and Mannatech agree never to file a lawsuit asserting any claims that are released in paragraphs 5 and 6.

     8. NO RELEASE OF FUTURE CLAIMS. This Agreement does not waive or release any rights or claims that Kozak may have under the Age Discrimination in Employment Act which may arise after the date he signs this Agreement. Moreover, this release does not waive, release, include, or apply to any and all rights and/or claims which may arise and/or accrue after the date the parties sign this agreement, including but not limited to, claims for a breach of this agreement by either party.

     9. NON-ADMISSION OF LIABILITY. Kozak and Mannatech agree that they are entering into this Agreement to, among other things, resolve any claims or differences that may exist between them, and to avoid the cost of possible lawsuits. By entering into this Agreement, neither party admits any wrongdoing.

     10. CONSEQUENCES OF VIOLATION OF PROMISES. Kozak agrees that if he breaches any of the terms of this Agreement, Kozak will not be entitled to a continuation of the payments referenced in paragraph 2 of this Agreement. Kozak and Mannatech understand and agree that the consequences of violation of promises identified in this paragraph do not constitute their exclusive remedies for breaches of this Agreement, and each shall be entitled to recover such other and further legal and equitable relief to which he or it may be entitled.

     11. PERIOD OF REVIEW AND CONSIDERATION OF AGREEMENT/RIGHT TO CONSULT ATTORNEY. Kozak has been given a period of 21 days from May 8, 1997 to review and consider this Agreement before signing it. He may use as much of this 21-day period as he wishes before signing and he is encouraged to consult with an attorney before signing this Agreement. Kozak understands that whether or not to consult with an attorney is his decision.

     12. KOZAK'S RIGHT TO REVOKE AGREEMENT. Kozak may revoke this Agreement within seven days after signing it. Revocation can be made by delivering a written notice of revocation to Mannatech c/o Deanne Varner, General Counsel, 600 S. Royal Lane, Suite 200, Coppell, TX 75019. For this revocation to be effective, written notice must be received by Ms. Varner no later than the close of business on the seventh day after Kozak signed this Agreement. If Kozak revokes this Agreement, it will not be effective or enforceable and he will not receive the payments described in paragraph 2.

     13. RESPONSIBILITY FOR TAXES. Mannatech makes no representations regarding the taxability of the payments made in accordance with paragraph 2 above, and Kozak hereby agrees that he is solely responsible for all tax obligations, if any, including, but not limited to, all reporting and payment obligations, which may arise as a consequence of such payments, with the exception of any and all withholding obligations, if any, attributable to Mannatech as a result of the payments made in accordance with paragraph 2 above, for which obligations Mannatech will be responsible. Kozak hereby agrees to indemnify and hold Mannatech and the Mannatech Releasees harmless from and against any and all loss, cost, damage or expense, including, without limitation, attorney's fees, incurred by Mannatech and the Mannatech Releasees, arising out of the tax treatment of any payments received by Kozak as a result of this Agreement, except Kozak shall not indemnify and hold Mannatech and the Mannatech Releasees harmless from and against losses, costs, damages, or expenses, including without limitation, attorney's fees, arising from and/or relating to Mannatech's withholding obligations, if any, relating to the payments received by Kozak as a result of this Agreement.

     14. PROPER CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties hereto. The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

     15. ENTIRE AGREEMENT. This Agreement supersedes all other agreements between the parties with respect to the subject matter hereof; provided, however, that Paragraphs 11 and 12 of Kozak's Employment Agreement continue to survive the termination of the Employment Agreement. With respect to said Paragraph 12 of

Kozak's Employment Agreement ("Restrictive Covenant"), Kozak and Mannatech hereby agree that the one (1) year period shall commence on May 1, 1997, and that the covered Territory shall, in addition to the United States of America, include Canada, the Bahamas and all other countries in which Mannatech currently does business.

     16. AGREEMENT TO BE BINDING ON OTHERS. If it becomes effective, this Agreement will be binding upon Kozak and Mannatech, and their respective heirs, administrators, trustees, representatives, executors, successors and assigns.

     17. AGREEMENT TO BE CONFIDENTIAL. Kozak and Mannatech agree that they will keep the terms, amount and fact of this Agreement completely confidential, and that, unless required to do so by law or court order, or if necessary to enforce this Agreement or defend themselves against claims by the other, they will not disclose any information concerning this Agreement to anyone (other than their attorneys and tax advisers, if any, and in the case of Kozak, his spouse, all of whom shall be subject to and bound by this confidentiality provision).

     18. NO DETRIMENTAL REMARKS OR ACTIONS. Kozak and Mannatech agree that they will not, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of the other (including, in the case of Mannatech, its successors, affiliates, or related companies); provided, however, that any truthful statements made by either Kozak or Mannatech in good faith shall not violate this subsection. Mannatech's obligations under this paragraph extend only to officers and senior management employees of Mannatech who were officers and/or senior management employees of Mannatech at the time the statements were made.

     19. TEXAS LAW APPLIES. This Agreement will be construed in accordance with and governed by the laws of the State of Texas.

     20. NO WAIVER OR MODIFICATION. No waiver or modification of this Agreement will be valid unless in writing and signed by both parties.

     21. SEVERABILITY OF PROVISIONS. If any provision in this Agreement shall be held to be invalid, illegal or unenforceable, this Agreement shall be construed as if that provision had never been contained in this Agreement and the remainder of this Agreement shall remain valid and enforceable.

     22. Kozak has elected to maintain his current company health insurance coverage for a period of eighteen (18) months, as provided for by COBRA. Mannatech has agreed to and will pay all associated premIum costs related to such health and dental insurance coverage, for a period of six (6) months, beginning May 1, 1997.

     PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AS SPECIFIED IN PARAGRAPHS 5, 6, AND 8 ABOVE.

     I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY.

     I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS TO RENEW AND CONSIDER THIS AGREEMENT FOR 21 DAYS AND TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATE THAT BEFORE SIGNING THIS AGREEMENT, I EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT I DESIRED.


                                        /s/ Ronald E. Kozak
                                        -------------------------------------
                                        Ronald E. Kozak ("Kozak")


                                         August 1, 1997
                                        -------------------------------------
                                        Date


     Subscribed and sworn to before me this  1 day of August , 1997.


                                        /s/ Debbie L. Anthony
                                        -------------------------------------
                                        Notary Public for the State of Oklahoma
                                        County of  Oklahoma
                                        My Commission Expires:  5-12-01
                                                              ---------------

ACCEPTED AND AGREED:

Mannatech, Incorporated ("Mannatech")


By /s/ [Illegible]
  ---------------------------------

Title CHIEF EXECUTIVE OFFICER
     ------------------------------

Date  August 13, 1997
    -------------------------------

     Subscribed and sworn to before me this  13  day of  August , 1997.

                                            /s/ Vincenza C. Calvey
                                            -----------------------------------
             VINCENZA C. CALVEY             Notary Public for the State of Texas
     [SEAL]   MY COMMISSION EXPIRES          County of  Dallas
             September 11, 1997             My Commission Expires:  9-11-97
                                                                  -------------